EXHIBIT 99.1

                                 CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K (the "Form 10-K") for the year ended December 31, 2002 of American Insured Mortgage Investors (the "Issuer").

I, Barry S. Blattman, Chairman of the Board, Chief Executive Officer and President, certify that to the best of my knowledge:

(i)  the Form 10-K fully  complies  with the  requirements  of section  13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 10-K fairly represents, in all material respects, the financial condition and results of operations of the Issuer.


                                           AMERICAN INSURED
                                           MORTGAGE INVESTORS (Registrant)
                                           By: CRIIMI, Inc.
                                               General Partner



March 19, 2003                             /s/ Barry Blattman
--------------                             -------------------------------------
Date                                       Barry S. Blattman
                                           Chairman of the Board,
                                           Chief Executive Officer and President